Exhibit 10.10

Rental Contract

Lessor (Party A): Ke Jian

ID card No.:

Tenant (Party B):Jiangsu Huhu Electromechanical Technology Co., Ltd.

ID card No.:

In accordance with the Civil Code of the People’s Republic of China and other relevant laws, regulations and relevant provisions of this city, Party A and Party B enter into this house rental contract on the basis of equality, voluntariness and mutual benefit.

Article 1. Information Of The House

Party B agrees to rent the house (Address: Room 6-202 Shanghai Mansion, Zhujiang South Road, Yushan Town, Kunshan City ) to Party B. The house area is ___85 m2___ and the apartment is of three bedrooms and one living room.

Article 2. Leasing Purpose

Party B promises to Party A that the leased house will be used only as housing.

Article 3. Rental Period

1. From 2023/08/20 to 2024/08/19, 12 months

2. Party A has the right to take back the house when the lease expires, and Party B must return it as scheduled. If Party B requests to renew the lease, it must submit a written intention to Party A 30 days before the expiration of the lease. Under the same conditions, Party B has the priority to renew the lease. When Party B renews the lease, both parties can separately negotiate the lease matters and sign a new lease contract.

Article 4. Rent And Payment Method

1. Amount of rent: 2,300 Yuan /month. The rent shall be paid through the method of transfer.

2. Party A and Party B agree to pay a down payment of three months and a deposit of 2,300 yuan, which will be settled quarterly in the future and the next rent will be paid seven days in advance. The deposit will remain unchanged. After Party A receives the rent and deposit from Party B, it must issue a receipt to Party B.

Article 5. Change Of Property Rights

1. If Party A transfers the ownership of the house to a third party in accordance with legal procedures, this contract will continue to be valid for the new owner of the house unless otherwise agreed. 2. If Party A sells the house, it must notify Party B in writing One month in advance. Party B has the right of first refusal under the same conditions.

Article 6. Deposit And Other Fees

1. After the lease period expires, Party B will vacate, inventory, and return the house and facilities, and pay the fees payable. Party A shall immediately return the deposit to Party B without interest after confirmation. If the lease term is less than Twelve months, the deposit is non-refundable.

2. During the rental period of the house, Party B needs to pay ☐ Water bill

☐ Electricity bill ☐ Gas bill Property management fee ☐ Internet fee ☐ Cable TV monthly fee ☐ Telephone fee ☐Other fees (if any, see supplementary items), and Party B is responsible for deferred payment.

3. Party B shall hand over copies of paid documents to Party A.

Article 7. Intermediary Fee

1. Based on the fact that the intermediary has provided intermediary services to Party A and Party B and facilitated the signing of this contract by Party A and Party B, Party A agrees to pay the intermediary service fee of RMB 200 Yuan to the intermediary, and Party B agrees to pay the intermediary service fee of RMB 200 Yuan to the intermediary. The entire amount shall be paid in one lump sum at the same time as this contract is signed.

2. After this contract is signed, if it is canceled, terminated or not actually performed, or if Party A and Party B rent the house privately or through other intermediaries, it will not affect the intermediary party’s collection of the above intermediary service fees.

Article 8. Liabilities Of Party A

1. Party A guarantees that the house complies with the relevant national regulations on rental houses, that the ownership of the house is clear, and that there are no disputes over its use.

2. During the lease period, Party A shall not unilaterally take back the house or raise the rent without any reason, otherwise it will be treated as a breach of contract.

3. If the house and ancillary facilities are damaged during the lease period without Party B’s fault or misuse, Party A is responsible for repairs and bears the relevant costs.

4. During the lease period, Party A is not allowed to enter or leave the house rented by Party B at will without Party B’s permission.

Article 9. Liabilities of Party B

1. During the lease period, Party B shall abide by laws and regulations, abide by village rules and folk customs, shall not obstruct or infringe on neighbors, and shall not use the house to do any illegal activities. If Party B violates the law, Party B shall be responsible for it. Party A shall not bear legal and economic responsibilities.

2. Party B shall pay rent and other expenses according to the time and method specified in this contract.

3. Without the consent of Party A, Party B shall not sublet part or all of the house to others without permission. If the house or facilities inside the house need to be renovated or modified due to use, Party A’s consent must be obtained (both parties can sign a supplementary agreement separately).

4. During the lease period, if Party B damages the house and facilities due to improper use, he shall be responsible for restoring the original condition or providing financial compensation.

5. During the lease period, the lessee is the actual manager of the house. The lessee must always pay attention to fire prevention, theft prevention, and electric shock prevention, and not engage in activities that endanger his or her personal safety. All safety accidents that occur in the house are fully borne by the lessee and have nothing to do with the lessor, including but not limited to objects thrown from high altitude, improper use of water, electricity, gas, etc. or personal casualties and accidents caused by humans, falling in the house The lessor and intermediary have nothing to do with any personal injuries caused to the lessee and co-residents, and they will be responsible for the consequences.

Article 10. Termination Of Contract

1. When the lease term expires, or upon mutual agreement between Party A and Party B, this contract shall be terminated.

2. Party B shall hand over the keys to the house and the items listed in the handover list under normal use to Party A on the expiration date of the lease. The house must be kept clean and tidy when checking out, otherwise Party A has the right to deduct a cleaning fee of 300 Yuan. All items retained in the house will be deemed to be abandoned and Party A has the right to dispose of them without any objection from Party B.

3. If Party B fails to pay the rent of the house for more than Ten days in total, or if Party B’s overdue payment exceeds One Thousand yuan in total, Party A may notify Party B to terminate this contract and has the right to require Party B to compensate for corresponding losses.

4. If one party A or B breaches the contract, the other party has the right to terminate the contract and demand compensation from the other party. The intermediary service fee collected by the intermediary party will not be refunded.

Article 11. Equipment Provided By Party A

① TV

② Washing machine

③ Refrigerator

④ Air conditioner

⑤ Telephone

⑥ Shower

⑦ Other appliances and furniture

⑧ Consumption water: 321 tons, electricity: 10805 kw/h, gas 751 m3

⑨ Others

Article 12. Breach Handling

If Party A and Party B need to terminate this contract early due to special circumstances, they must notify the other party 30 days in advance and wait for the other party’s consent before they can go through the check-out procedures. If the party breaches the contract without reason, it shall pay liquidated damages of RMB 2,300 yuan to the other party. If Party A breaches the contract, in addition to returning the deposit to Party B, it must also pay liquidated damages; otherwise, if Party B breaches the contract, Party A has the right not to return the deposit.

Article 13. Other Issues

1. If a dispute arises between Party A and Party B during the execution of this contract or matters related to this contract, they shall first resolve it through friendly negotiation; if negotiation fails, the method below may be used to resolve it: (1) Apply to the Arbitration Commission for arbitration ;(2) File a lawsuit with the court where the house is located. The intermediary hereby wishes to testify that the above contract terms do not violate the mandatory provisions of relevant national laws. Any disputes arising from the signing and performance of this contract between Party A and Party B shall be resolved by both parties themselves.

2. This contract is made in triplicate, with Party A, Party B and the intermediary each holding one copy. Each copy has the same legal effect and will take effect after signature.

Article 14. Supplementary Terms

(If the supplementary terms are inconsistent with the foregoing terms, these supplementary terms shall prevail)

Party A:	/s/ Ke Jian
Address:
Tel:

Party B:	/s/ Jiangsu Huhu Electromechanical Technology Co., Ltd.
Address:
Tel:

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